UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). Casella has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued by Casella on September 1, 2015

Attached hereto is a press release issued by Casella on September 1, 2015 announcing the appointment of waste management industry veteran William P. Hulligan to Casella’s Board of Directors (the “Casella Board”) as well as the adoption by Casella of various corporate governance enhancements. The press release is being filed herewith because it may be deemed to be solicitation material in respect of the potential solicitation of proxies to be used at the 2015 Annual Meeting.

Appointment of William P. Hulligan to the Casella Board of Directors

Mr. Hulligan was appointed to the Casella Board effective September 1, 2015. He is the former President and Chief Operating Officer of Progressive Waste Solutions, one of North America’s largest full-service waste management companies which provide non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers. Mr. Hulligan brings to the Casella Board more than 40 years of experience in the waste management industry, including a 24-year career at Waste Management, Inc., the largest provider of comprehensive waste management services in North America. Following his time at Waste Management, Mr. Hulligan served seven years as Executive Vice President of Waste Services Inc., a publicly-traded multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada.

Mr. Hulligan will replace current director James P. McManus as a Class III director who, following 10 years of dedicated service to Casella, has chosen to retire from the Casella Board. As a Class III director, Mr. Hulligan will stand for election at the 2015 Annual Meeting. The Casella Board has determined that Mr. Hulligan is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. In connection with his appointment to the Board, Mr. Hulligan was appointed to the Casella Board’s Audit Committee.

Adoption of Corporate Governance Enhancements

In its press release, Casella also announced that the Casella Board had unanimously voted to approve a number of significant corporate governance enhancements. The corporate governance enhancements consist of the following actions: (i) the adoption of a majority vote resignation policy for the election of directors in uncontested director elections, (ii) the adoption of stock ownership guidelines and a compensation clawback policy applicable to all executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, (iii) the adoption of a policy restricting any hedging and pledging activities with respect to Casella’s securities, which is contained within Casella’s insider trading policy, (iv) the adoption of an amendment to Casella’s 2006 Stock Incentive Plan to provide that the Casella Board may not cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market, and (v) the adoption of a policy providing that any new employment agreements to be entered into by Casella will not contain any provisions providing for gross-up payments for excise taxes paid under Section 4999 of the Internal Revenue Code of 1986, as amended. Revised Corporate Governance Guidelines are accessible on the corporate governance section of Casella’s website, www.casella.com.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, filed with the SEC on April 30, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Casella intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.casella.com, by writing to the Company’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling the Company’s Corporate Secretary at (802) 772-2257.

CASELLA WASTE SYSTEMS NAMES WILLIAM P. HULLIGAN TO BOARD OF DIRECTORS

Industry Veteran Has More Than Four Decades of Waste Management Experience

Will Join Another Industry Veteran James E. O’Connor in Standing for Election to Board at 2015 Annual Meeting

Company Announces Corporate Governance Enhancements

RUTLAND, VT., September 1, 2015 – Casella Waste Systems, Inc. (Nasdaq: CWST) (“Casella” or the “Company”), a regional solid waste, recycling, and resource management services company, today announced the appointment of waste management industry veteran, William P. Hulligan, to Casella’s Board of Directors (the “Board”) effective September 1, 2015.

Mr. Hulligan is the former President and Chief Operating Officer of Progressive Waste Solutions, one of North America’s largest full-service waste management companies which provide non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers. He brings to the Casella Board more than 40 years of experience in the waste management industry, including a 24-year career at Waste Management, Inc., the largest provider of comprehensive waste management services in North America. During his tenure as Executive Vice President and President of Waste Management’s North American Solid Waste Division, annual revenue for Waste Management grew from approximately $1 billion to more than $6 billion. Following his time at Waste Management, Mr. Hulligan served seven years as Executive Vice President of Waste Services Inc., a publicly-traded multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada.

“Bill is an outstanding addition to the Casella Board,” said John W. Casella, Chairman and CEO of Casella. “Bill’s appointment brings a tremendous amount of experience to our Board and his understanding of the waste industry, gained both as an executive officer and a public company board member, will greatly benefit Casella as we continue to move forward with our strategic business plan.”

“I am thrilled to serve on the Casella Board,” said Mr. Hulligan. “I have been involved in the waste management industry for much of my life and have come to greatly admire Casella and its team. I have long believed that Casella has a unique opportunity in the waste management industry to drive growth and create value for stockholders and, as such, I have closely followed Casella and currently own 100,000 shares of Casella stock, shares which I purchased never expecting that I would be offered the opportunity to join the Casella Board. I look forward to contributing my experience and insight to the Casella Board in its efforts to bring Casella along the path of producing strong financial and strategic results.”

Mr. Hulligan will replace current director James P. McManus as a Class III director who, following ten years of dedicated service to Casella, has chosen to retire from the Casella Board. As a Class III director, Mr. Hulligan will stand for election at Casella’s 2015 Annual Meeting of Stockholders. The Casella Board has determined that Mr. Hulligan is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. In connection with his appointment to the Casella Board, Mr. Hulligan was appointed to the Board’s Audit Committee.

Added Mr. Casella, “On behalf of the entire Board and management team, I would like to sincerely thank Jim McManus for his 10 years of dedicated service to our Board and the Company as a whole. Jim’s counsel and contributions over the past decade have proven to be an extremely valuable asset for Casella.”

Today’s announcement follows the appointment this past July of another waste management industry veteran, James E. O’Connor, to the Casella Board and reflects the Casella Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board. With the appointments of industry veterans O’ Connor and Hulligan, the Casella Board is now composed of nine highly-qualified and experienced directors, seven of whom are independent, and boast a broad and diverse set of skills and experiences in the areas of solid waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, and strategic planning.

Corporate Governance Enhancements

In addition to today’s Board appointment, Casella also announced that its Board of Directors has unanimously voted to approve a number of significant corporate governance enhancements. These corporate governance enhancements are the result of a comprehensive process conducted by Casella’s Board, in conjunction with its Nominations and Governance Committee, to enhance the Company’s corporate governance practices in response to stockholder input.

“Both our Board and management are committed to enhancing Casella’s corporate governance practices to be more consistent with best practices,” said Mr. Casella. “In accordance with the recommendation of the Nominations and Governance Committee, our Board has determined that it is in the best interests of Casella and our stockholders to adopt these corporate governance enhancements which we believe will serve the long-term interests of stockholders.”

The corporate governance enhancements consist of the following actions: (i) the adoption of a majority vote resignation policy for the election of directors in uncontested director elections, (ii) the adoption of stock ownership guidelines and a compensation clawback policy applicable to all executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, (iii) the adoption of a policy restricting any hedging and pledging activities with respect to Casella’s securities, which is contained within Casella’s insider trading policy, (iv) the adoption of an amendment to Casella’s 2006 Stock Incentive Plan to provide that the Casella Board may not cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market, and (v) the adoption of a policy providing that any new employment agreements to be entered into by Casella will not contain any provisions providing for gross-up payments for excise taxes paid under Section 4999 of the Internal Revenue Code of 1986, as amended. Revised Corporate Governance Guidelines are accessible on the corporate governance section of Casella’s website, www.casella.com.

About William P. Hulligan

Mr. William (“Bill”) P. Hulligan, 72, served as the President and Chief Operating Officer of Progressive Waste Solutions Ltd. from 2012 to 2014 and as President USA and Executive Vice President of Florida operations from 2010 to 2012. He served as a senior advisor to Progressive from 2014 until 2015.

From 2003 to 2010, Mr. Hulligan served as an Executive Vice President of North America Operations of Waste Services, Inc.

Mr. Hulligan has over 40 years’ experience in the waste management industry. He has extensive operational and executive experience having held several positions throughout his twenty year career with Waste Management, Inc. He served as the Executive Vice President of Waste Management North America from 1996 to 1997. Mr. Hulligan also served as President of Midwest Group of Waste Management, Inc. from 1993 to 1996, President of North East Group from 1992 to 1993 as well as an Executive Vice President and President of Waste Management North America from 1984 to 1992. He served as a Consultant to Waste Management, Inc. from 1997 to 2003.

Mr. Hulligan previously served as a member of the Board of Directors of two publicly-traded waste management companies, EarthCare Company and OHM Corporation. He has also served on the Board of Directors of the Environmental Industry Association as well as on the board of Trustees at John Carroll University and Bradley University.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors may contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media may contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit the company’s website at http://www.casella.com.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on April 30, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Casella intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.casella.com, by writing to the Company’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling the Company’s Corporate Secretary at (802) 772-2257.

CONTACTS

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

OR

Mark Harnett/Zachary Tramonti

Sard Verbinnen & Co.

(212) 687-8080